Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in the Annual Report on Form 10-K of W&T Offshore, Inc. to be filed on or about March 6, 2024, of information from our reserves report with respect to the reserves of W&T Offshore, Inc. dated January 24, 2024, and entitled "Estimates of Reserves and Future Revenue to the W&T Offshore, Inc. Interest in Certain Oil and Gas Properties Located in State Waters Offshore Alabama, Louisiana, and Texas, and in the Gulf of Mexico as of December 31, 2023", and to the use of our reports on reserves and the incorporation of the reports on reserves for the years ended 2018, 2019, 2020, 2021 and 2022. We further consent to the incorporation by reference of information contained in our report dated January 24, 2024, in the Registration Statements (Form S-3 Nos. 333-260248 and 333-214168) of W&T Offshore, Inc., in the Registration Statement (Form S-8 No. 333-219747) pertaining to the W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan and in the Registration Statement (Form S-8 No. 333-272794) pertaining to the W&T Offshore, Inc. 2023 Incentive Compensation Plan. We also consent to W&T Offshore, Inc.'s use of the phrase "independent petroleum consultant" as referencing Netherland, Sewell & Associates, Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Eric J. Stevens, P.E.
Eric J. Stevens, P.E. President and Chief Operating Officer

Dallas, Texas

March 6, 2024

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